EXHIBIT 10.62

                         EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment agreement (Agreement) is made and effective this 21st Day of September 1999 by and between National Boston Medical, Inc. (Company) and Raymond Volpe (Executive).

NOW, THEREFORE, the parties hereto agree as follows:

1.       Employment

The Company hereby agrees to employ the Executive for a term beginning on the date of this Agreement and continuing at the mutual consent of both parties as its Vice President OTC Products or at a comparable management position with the Company and the Executive hereby accepts such employment in accordance with the terms of this Agreement.

Not withstanding the aforesaid, if this Agreement shall not have been terminated in accordance with the provisions herein on or before September 24, 2000, then it shall automatically continue until (a) the Agreement is terminated earlier in accordance with the provisions herein or (b) the Board of Directors or the Executive Committee of the Company notifies the Executive in writing of its determination to have the date of this Agreement expire ninety (90) days from the date of such notification.

In the event of any conflict or ambiguity between the terms of this Agreement and terms of employment applicable to regular employees, the terms of this Agreement shall control.

2.       Duties of the Executive

The Executive shall devote substantial time, attention and energy to the affairs of the Company and/or its subsidiaries during the term of this Agreement and shall have such duties, responsibilities and authority as shall be the character and dignity appropriate and consistent with the position and title of Vice President OTC Products or such responsibility or authority as from time to time additionally authorized by the Board of Directors. The Executive may engage in other activities, such as activities including serving on the Board of Directors of other corporations/organizations, and/or advising other corporations/organizations in each case to the extent that such activities do not materially detract from or limit the performance of the Executive's duties under this Agreement, or inhibit in any material way the business of the Company and its subsidiaries. The Executive will engage in no activity, paid or otherwise, for a competitor of the Company so long as this Agreement is in effect. The Executive shall perform all duties in a professional, ethical and businesslike manner.

The Executive's primary location for the performance of his duties shall be Boca Raton, Florida. However, at any time deemed necessary or advisable by the Company or the Executive, for business purposes, the Executive shall work at other such location or locations as may be determined by the Company. Furthermore, the Executive shall not be permanently re-located without his consent.



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The Executive  shall work those hours  necessary to accomplish the functions and responsibilities of the position as assigned and shall not be held to a minimum or maximum hourly period.

3.       Compensation

The Executive will be paid compensation during this Agreement as follows:

 .) A base salary, commencing September 24, 1999 of not less than $75,000 per year, (or such greater amounts as may be approved by the Board of Directors or the executive committee in accordance with authority given by the Board of Directors) payable in installments on a semi-monthly but not less than a monthly
schedule.   The  Executive's  base  salary  may  be  increased  consistent  with recommendations of the Executive Committee of the Board. At least annually the Executive Committee shall review the Executive's base salary for competitiveness and appropriateness in the industry. In no event shall the Executive's base salary be less than $75,000 on an annual basis.

B.) The Company agrees to pay a Quarterly Bonus of not less than $3,000 per calendar quarter to the Executive. During the term of this Agreement said bonus shall be paid in cash no later than the 15th day of each calendar quarter. The effective date of the quarterly bonus for this Agreement shall be September 24, 1999, with the first payment due and payable to the Executive on or before October 15, 1999 and continuing thereafter until the first day of October 2000. From time to time during the term of this Agreement, the Executive may receive a greater quarterly bonus if approved by the Executive Committee; however, the quarterly bonus shall never be less than $3,000.

C.) In addition to the other payments referred to in this Agreement, the Executive shall be entitled to receive and participate in an annual incentive bonus plan. The amount of the Executive's participation and the benefits paid under the incentive bonus plan shall be based upon goals recommended by the Executive and approved by the Executive Committee. The annual incentive bonus plan payments will be paid in cash and the payment will be made not later than 30 days following the close of the fiscal year for each year this Agreement is in effect.

D.) The Executive shall be entitled to participation in a stock option plan to be determined by the Board of Directors and approved by the SEC. The Executive shall have the right to exercise such option by payment in cash, or if approved by the Board of Directors, the Executive may execute a short term note with the Company for payment of such options. The exercise period of any options shall be three years from the date of the grant.





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4.       Benefits

A.) Holidays: The Executive will be entitled to at least nine (9) paid holidays each calendar year and twelve (12) personal days. The Company will notify the Executive on or about the beginning of each calendar year with respect to the holiday schedule for the coming year. Personal holidays, if any, will be scheduled in advance subject to the requirements of the Company. Such holidays must be taken during the calendar year and unused days shall not carry forward into the next year.

B.)       Vacation: The Executive shall  be  entitled to three (3) weeks or (15)
paid vacation days per year effective as of the date of the Agreement.

C.) Sick Leave: The Executive shall be entitled to sick leave and emergency leave according to the regular policies and procedures of the Company. Additional sick leave or emergency leave over and above paid leave provided by the Company, if any, shall be granted at the discretion of the Executive Committee of the Board of Directors.

D.) Medical and Group Life Insurance: Company agrees to include Executive and his family members in the group medical and hospital plan of the Company and provide group life insurance at no charge to the Executive, in the amount of not less than $150,000 during the term of this Agreement. Executive shall be responsible for any state or federal tax imposed upon these benefits.

E.)      Pension and Profit Sharing Plan:  The  Executive  shall  be eligible to participate in any pension or profit sharing plan or other type plan adopted by the Company for the benefit of its officers and/or regular employees.

F.) Expense Reimbursement: The Executive shall be entitled to reimbursement for all reasonable expenses, including travel and entertainment incurred by the Executive in the performance of his duties. The Executive will maintain records and written receipts as required by Company policy and reasonably requested by the Board of Directors to substantiate such expenses.

G.) In addition to any other compensation, the Executive will receive an automobile allowance in the amount of $675 per month to be paid to the Executive each month during the term of this Agreement.

5.       Termination

The Company shall have the right to terminate this Agreement for any reason upon ninety (90) days prior written notice or for good cause with Thirty (30) days written notice.

Termination by the Company of the Executive for "good cause" as used in this Agreement shall be limited to mean willful breach or habitual neglect of duties, gross negligence, misappropriation or theft of Company funds or conviction of state or federal offenses which would prevent the Executive from performance of his duties.


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With respect to any termination for good cause by the Company,  the specifics of the cause shall be communicated to the Executive in writing at least thirty (30) days prior to the date on which the termination is proposed to take effect. The Executive shall be given the opportunity to correct or respond to such cause.

A. If this Agreement is terminated for good cause, Executive's rights and the Company's obligations hereunder shall forthright terminate except as expressly provided in this Agreement.

B. If this Agreement is terminated for reasons other than as defined as good cause, Executive or his estate shall be entitled to receive 100% of the Executives salary and incentives for the balance of the term of the Agreement (ninety days), together with bonus and other incentives as provided for in this Agreement.

6.       Termination by Executive

The Executive shall have the right to terminate this Agreement with thirty (30) days written notice to the Company given within sixty (60) days of the occurrence of any of the following events:


A. The Company acts to materially reduce the Executive's position, title, duties, authority or responsibilities.

B. The Company acts to reduce the compensation, bonus or incentives of the Executive.

7.       Remedies

The Company recognizes that because of the Executive's special talents, stature, and opportunities in the industry, and because of the creative nature of and compensation practices of the industry and the material impact that individual projects can have on a company's results of operations, in the event of termination by the Company hereunder or in the event of termination by the Executive before the end of the agreed term, the Company acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of stock options constitute fair and reasonable provisions for the consequences of such termination, do constitute a penalty and such payments and benefits shall not be limited or reduced by amounts that the Executive might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.

8.       Notices
Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or be certified mail, postage pre-paid, or recognized overnight delivery service;




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If to the Company:
                           National Boston Medical, Inc.
                           43 Taunton Green
                           Taunton, MA  02780
                           Attn.: Daniel Hoyng, CEO

If to the Executive:
                           Mr. Raymond Volpe
                           7800 Fairway Trail
                           Boca Raton, FL 33487


9.       Final Agreement

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

10.      Governing Law

This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

11.      Headings

Headings in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

12.      Binding Agreement

This Agreement shall be binding upon and inure to the benefit of the Executive, his heirs, distributees and assigns.

13.      Severability

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

14.      Arbitration

The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgement upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such Arbitration


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shall  be  concluded  in such  place as shall  be  mutually  agreed  upon by the parties. Within fifteen (15) days of the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

15.       Protection of the Company's Interests

During the term of this Agreement, the Executive shall not directly or indirectly engage in competition with the Company. At no time shall the Executive divulge, furnish, or make accessible to any person any information of a confidential or proprietary nature obtained by him while in the employ of the Company except as necessary in the performance of his duties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


/s/ Raymond Volpe
-------------------------
Raymond Volpe
Executive's Signature and Acceptance



/s/ Barry McFarland
---------------------------
Barry P. McFarland
CFO
National Boston Medical, Inc.